UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2006

DIEDRICH COFFEE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21203	33-0086628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Executive Park, Suite 200

Irvine, California 92614

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (949) 260-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.

On May 10, 2004, Diedrich Coffee, Inc. (the “Company”) entered into a $5,000,000 Contingent Convertible Note Purchase Agreement (the “Note Purchase Agreement”). The Note Purchase Agreement provides for the Company, at its election, to issue notes up to an aggregate principal amount of $5,000,000. Issued notes are amortized on a monthly basis at a rate that will repay 60% of the principal amount of each note by May 10, 2007 (the “Maturity Date”). The remaining 40% matures on the Maturity Date. Interest under the original Note Purchase Agreement accrued at LIBOR plus 3.30%, and a facility fee of 1.00% annually is payable on the unused portion of the facility. The Note Purchase Agreement contains a number of covenants, including, originally, a covenant that required the Company to maintain a specified minimum dollar value of earnings before interest, tax, depreciation and amortization (the “EBITDA Covenant”). Issued notes are convertible into common stock only upon certain changes of control. For notes issued and repaid, warrants to purchase shares of common stock are issued with the same rights and restrictions for exercise as existed for convertibility of the notes at the time of their issuance. Under the original terms of the Note Purchase Agreement, warrants were required to be issued at specified intervals upon the repayment of principal. Warrants are exercisable only in the event of a change of control and originally were to expire on May 10, 2008. The lender under this agreement is a limited partnership of which the chairman of our board of directors serves as the sole general partner. No notes are currently outstanding under the Note Purchase Agreement.

On March 31, 2006, the Company entered into Amendment No. 2 to Note Purchase Agreement (“Amendment No. 2”). Amendment No. 2: (i) contains a waiver with respect to the existing default of the Minimum EBITDA covenant and removes the Minimum EBITDA from the Note Purchase Agreement; (ii) clarifies that warrants to purchase common stock of the Company will be issued with respect to repaid principal amounts only upon a change in control of the Company; (iii) increases the interest rate applicable to outstanding amounts under the credit facility by 2%, to LIBOR plus 5.30%; and (iv) extends the exercise date of all warrants issued or to be issued under the Note Purchase Agreement by one year, to May 10, 2009. The Maturity Date for any notes issued in the future was unaffected by Amendment No. 2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Amendment No. 2 to Note Purchase Agreement, dated March 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2006	DIEDRICH COFFEE, INC.

	By:	/s/ Stephen V. Coffey
Stephen V. Coffey
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 2 to Note Purchase Agreement, dated March 31, 2006